Exhibit 99.1

Target Group Inc. wholly owned subsidiary Canary RX Inc. Provides an Update on Construction at 44,000 Square Foot Norfolk County Cannabis Cultivation Facility.

NORFOLK COUNTY, ON, Oct 30th, 2018 – Target Group Inc. (OTCQB: CBDY) today announced that its wholly owned subsidiary, Canary Rx Inc. ("Canary") (the “Company”) is pleased to provide an update on construction progress at the Company’s 44,000 square foot Norfolk County cannabis cultivation facility.

Canary began leasing the Norfolk County site in July of 2014, and with support from local authorities, construction was initiated in September of 2017. Since then, extensive demolition and structural upgrades have been carried out at the site.

Construction remains on schedule for completion in mid-January 2019. Our crews have made significant progress over the summer, plus the city has finished upgrading the utilities and infrastructure surrounding the facility. Freezer panels are being installed on the interior walls, the ceiling will follow shortly, at which point the individual rooms can be completed. The building is being equipped with customized HVAC, plumbing, and electrical services in layers to ensure a deliberate and seamless finish. Installation of the security systems is underway and fencing around the facility is complete. Fitting out of the electrical room is in the final stages, plus the offices and public areas of the facility are nearing completion.

Once complete, the facility will contain eight separate flower rooms, equipped with 1,700 lights. Layout has been engineered to enable a strictly controlled and optimized environment, and weekly cannabis harvesting. The flower rooms are initially expected to produce 3,600kg of cannabis per year. The facility will also include areas for quality testing, extraction, breeding, processing and packaging of premium cannabis products.

“Canary has come a long way since we first submitted our application in June 2015. Progress at the facility is increasingly exciting to watch as construction nears completion. We look forward to planting our first crops, and then providing a premium cannabis experience to Canadian consumers.” said Randall MacLeod, President and CEO of Canary.

About Canary RX Inc.

Canary Rx Inc. (“Canary”) is a final-stage Licensed Producer (“LP”) applicant, in active review with Health Canada. Situated in Ontario’s Garden, Norfolk County, Canary lies nestled amongst the shores of Lake Erie in a vibrant, agricultural community. The Company’s 44,000 sq. ft. facility is engineered to meet strict quality control standards and will be equipped with the latest environmental control technology. Once complete, it’s expected to produce 3,600kg of cannabis per year. Canary is currently positioning itself as a premium cannabis lifestyle brand, with a focus on producing pure, curated, cannabis products. Our modern, minimalist branding will grow with the company, and evolving social and political conditions, situating us to appeal to both medical and recreational consumers.

About Target Group Inc. (OTCQB: CBDY)

Target Group, Inc. is a diversified and vertically integrated progressive company with focus on both national and international presence. The Company operates a wholly-owned late stage Canadian licensed producer regulated under Health Canada’s Access to Cannabis for Medical Purposes Regulations (ACMPR): Canary RX, which operates a 44,000 square foot facility located in Norfolk County, Ontario. The Company has begun structuring multiple international production and distribution platforms and intends to continue rapidly expanding its global footprint as it focuses on building an iconic brand portfolio whose focus aims at developing cutting edge Intellectual Property among the medical and recreational cannabis markets. Target Group is committed to building industry-leading companies that transform the perception of cannabis and responsibly elevate the overall consumer experience. www.targetgroupinc.ca

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